EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-276978 and

333-270070) on Form S-8 and (No. 333-276675, 333-275968, and 333-275844) on Form S-3 of our report dated March 30, 2023, except for the effects of the restatement discussed in Note 3 (not presented herein) for which the date is April 16, 2024, relating to the consolidated financial statements (as restated), which appears in this Form 10-K.

/s/ ArmaninoLLP

Bellevue, Washington

April 16, 2024